UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 22, 2008
PROXYMED, INC.
(Exact name of registrant as specified in its charter)

Florida	000-22052	65-0202059
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
1854 Shackleford Court, Suite 200,
Norcross, Georgia 30093-2924
(Address of principal executive offices)
(770) 806-9918
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     (a) On April 22, 2008, we received a letter from The Nasdaq Stock Market (“Nasdaq”) indicating that, for the prior thirty (30) consecutive trading days, our common stock had not maintained the minimum value of publicly held shares of $15,000,000 required for continued listing, as set forth in Nasdaq Marketplace Rule 4450(b)(3) (the “MVPHS Rule”). The letter also indicated that, in accordance with Marketplace Rule 4450(e)(1), we will be provided ninety (90) calendar days, or until July 21, 2008, to regain compliance with the MVPHS Rule, and if at any time before July 21, 2008 the minimum value of publicly held shares of our common stock is $15,000,000 or greater for a minimum of ten (10) consecutive trading days, the Nasdaq staff will provide written notification that we are in compliance with the MVPHS Rule. The Nasdaq letter further states that if we do not regain compliance with the MVPHS Rule by July 21, 2008, the Nasdaq staff will provide written notification that our securities will be delisted from the Nasdaq Global Market. At that time, the Nasdaq Marketplace Rules would permit us to appeal the Nasdaq staff’s determination to delist our securities to a Nasdaq Listing Qualifications Panel.
     We are currently evaluating our alternatives to resolve the listing deficiency. If we are unable to resolve the listing deficiency, we may apply to transfer our common stock to the Nasdaq Capital Market if our securities satisfy the requirements for continued inclusion for the Nasdaq Capital Market. If we submit a transfer application and pay the applicable fees by July 21, 2008, the initiation of the delisting proceedings will be stayed pending the Nasdaq staff’s review of the application. If the Nasdaq staff does not approve the transfer application to the Nasdaq Capital Market, the Nasdaq staff will provide written notification that our common stock will be delisted from the Nasdaq Global Market.
     The Nasdaq letter has no effect on the listing of our common stock on the Nasdaq Global Market at this time.
     In addition, as required by Marketplace Rule 4803(a), we have issued a press release, dated as of today, which reports the receipt of the Nasdaq letter. A copy of this press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits

Exhibit No.	Description
99.1	Press release of MedAvant dated April 28, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ProxyMed, Inc.
Date: April 28, 2008	/s/ Peter E. Fleming, III
Peter E. Fleming, III
Chief Executive Officer